EXHIBIT 99.1

JoS. A. Bank Clothiers Provides Fiscal Year 2013 First Quarter Earnings Update

HAMPSTEAD, Md., May 13, 2013 (GLOBE NEWSWIRE) -- JoS. A. Bank Clothiers, Inc. (Nasdaq:JOSB) announces that earnings for the first quarter of fiscal year 2013 are expected to be approximately $0.27 to $0.30 per diluted share, compared with $0.53 per diluted share in the first quarter of 2012. Actual results will depend on, among other things, adjustments that may arise from the normal quarter-end processing. The first quarter of fiscal year 2013 ended May 4, 2013; the first quarter of fiscal year 2012 ended April 28, 2012.

Commenting on the earnings update, R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. stated: "While we were able to control our expenses and improve our advertising efficiency in the quarter, our gross margin was down primarily due to higher inventory sourcing costs and lower average selling prices due mostly to increased percentage of sales of winter clearance products. In addition, our sales declined approximately 3%, primarily in April. Like many other retailers, we were also affected by the unseasonably cool weather. On the positive side, our Direct Marketing business, primarily on the Internet, continued to perform well, with double-digit sales growth. The Company continues to maintain a strong balance sheet and, despite the slow start to the new year, the first quarter of fiscal year 2013 will still be profitable."

"For the remainder of 2013, we will continue to focus on our goal of returning to previous levels of gross margin rates and advertising productivity. As such, we will continue to test, evaluate and refine our merchandising and advertising offerings to optimize the appeal to our customers. Additionally, starting this spring, we have introduced new and more focused casual assortments and additional slim-fit suit inventories responding to customer demand," continued Mr. Black.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 606 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Maryland, and its common stock is listed on the NASDAQ Global Select Market under the symbol "JOSB."

Our statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity, and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending (including negative changes to consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wool and cotton), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including, but not limited to, those described under "Risk Factors" in our Annual Report on Form 10-K for the year ended February 2, 2013. These cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. Interim period sales are not necessarily indicative of sales expected for the full quarter. Furthermore, sales are just one component of earnings and no projection of earnings should be inferred from any discussion of interim period sales or other information in this release. We do not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, Maryland.
David E. Ullman
Executive Vice President/Chief Financial Officer
410-239-5715

or Investor Relations Information Request Website
(http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-IRHome)

or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com